UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2013

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 8-K filed with the Securities and Exchange Commission on November 14, 2012 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends:

On February 22, 2013, we granted 1,700,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as a reduction in payables.

On February 20, 2013, we granted a warrant to purchase 1,000,000 shares of our common stock to a consultant in exchange for services. This warrant vested immediately and has an exercise price of $0.04 per share, and an expiration date of February 20, 2014.

On January 28, 2013, we granted 1,270,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as a reduction in payables.

On January 21, 2013, we granted three separate warrants to purchase 1,000,000 shares of our common stock to Liner Grode Stein Yankelevitz Regenstreif & Taylor as part of the package for providing services to the Company on a fully contingent basis. The warrants vest immediately and have an exercise price of $0.04, $0.08 and $0.12 per share respectively, and all expire on January 21, 2014.

On January 10, 2013, we granted a warrant to purchase 100,000 shares of our common stock to a consultant in connection with services rendered. This warrant vest immediately and has an exercise price of $0.04 per share, and an expiration date of January 10, 2014.

On December 21, 2012, we granted a warrant to purchase 250,000 shares of our common stock to an unrelated third-party in connection with services rendered. This warrant vest immediately and has an exercise price of $0.04 per share, and an expiration date of December 21, 2013.

On December 5, 2012, we granted 500,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as a reduction in payables.

On December 5, 2012, we granted 150,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as a reduction in payables.

On November 21, 2012, we granted a total of 1,990,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as a reduction in payables.

On various dates between November 14, 2012 and February 24, 2013, we entered into eleven different Convertible Promissory Notes (the "Notes") with ten different unrelated third-parties for principal amounts totaling $446,000. The Notes have the option to be converted into a total of 21,079,366 shares of our common stock. These Notes bear interest at a rate of 6% per annum payable in cash or shares of common stock or a combination of cash and shares of common stock at the option of the Company.

On November 14, 2012, we granted 75,000 shares of our common stock at a price of $0.02 per share to an unrelated third-party for exercise of warrant.

On November 14, 2012, we granted 300,000 shares of our common stock at a price of $0.02 per share to an unrelated third-party as a reduction in payables.

On November 14, 2012, we granted 93,750 shares of our common stock at a price of $0.02 per share to an employee as a reduction in deferred salaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
March 1, 2013	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer